Exhibit 10.1

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”), dated as of March 16, 2009, is entered into by and among ICON Income Fund Eight A L.P., a Delaware limited partnership (the “Partnership”), and ICON Capital Corp., a Delaware corporation (the “General Partner”), and is intended to accomplish the complete liquidation and dissolution of the Partnership in accordance with Section 17-804 and other applicable provisions of the Delaware Revised Uniform Limited Partnership Act.

R E C I T A L S

WHEREAS, the Partnership and the General Partner, among others, are parties to an Amended and Restated Agreement of Limited Partnership, dated as of  February 9, 2000 (the “Partnership Agreement”); and

WHEREAS, the General Partner has determined that it is in the best interest of the Partnership to complete the liquidation and dissolution of the Partnership pursuant to the adoption of this Plan; and

WHEREAS, in furtherance hereof, the General Partner shall (i) place all of the Partnership’s assets and liabilities, including any cash, in a liquidating trust (the “Liquidating Trust”), with the General Partner as its managing trustee (the “Managing Trustee”), for the benefit of the holders of limited and general partnership interests of the Partnership (the “Unitholders”); and (ii) cause the Liquidating Trust, pursuant to the terms of a Liquidating Trust Agreement (the “Liquidating  Trust Agreement”) by and between the Partnership and the General Partner, as Managing Trustee and NRAI Services, LLC, as resident trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”), of even date herewith and attached as Exhibit A hereto, to distribute all of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of the Liquidating Trust; and

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Unitholders of the Partnership shall receive, in exchange for their respective partnership interests, a pro rata beneficial interest in the Liquidating Trust; and

WHEREAS, in furtherance of the liquidation and dissolution of the Partnership as described herein, the General Partner has adopted and approved this Plan.

NOW THEREFORE, the General Partner authorizes the following on behalf of the Partnership:

1.     The Partnership shall enter into, execute and deliver the Liquidating Trust Agreement with the Trustees.

2.     The Partnership shall enter into, execute and deliver to the Managing Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, which is attached hereto as Exhibit B (the “Bill of Sale”), which, together with related transfer instruments, shall transfer and assign to the  Managing Trustee, on behalf of the Liquidating Trust, all right, title, interest in and to, and liabilities and obligations related to, all assets, including, but not limited to, any cash reserves and any other assets and liabilities held by the Partnership as of the date of such Bill of Sale. The assets in the Liquidating Trust shall be reserved, liquidated or distributed by the Managing Trustee in accordance with the terms of the Liquidating Trust Agreement.

3.     The Partnership shall continue to indemnify the General Partner and its officers, directors, employees and agents in accordance with the Partnership’s Certificate of Limited Partnership, the Partnership Agreement and any contractual arrangements, for actions taken in connection with this Plan. The General Partner is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Partnership’s obligations hereunder.

4.     If for any reason the General Partner determines that such action would be in the best interests of the Partnership, it may amend or modify the Plan and the actions contemplated hereunder without any further action or approval from the limited partners.

5.     The General Partner shall cause the Partnership to file with the Secretary of State of the State of Delaware, a Certificate of Cancellation, which cancels the Partnership’s Certificate of Limited Partnership.

6.     The General Partner shall take any and all other actions deemed required, necessary or  desirable to complete the liquidation and dissolution of the Partnership, including, but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents deemed required, necessary or desirable in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

ICON INCOME FUND EIGHT A L.P.

By:           ICON Capital Corp.
                      its General Partner

           By:           __________________________________
                      Name:
                      Title:

ICON CAPITAL CORP.

           By:           ____________________________
                       Name:
 Title:

EXHIBIT A
Liquidating Trust Agreement

EXHIBIT B
Bill of Sale, Assignment, Acceptance and Assumption Agreement